Exhibit 31.4
CERTIFICATION
I, Anthony Folger, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Progress Software Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: March 30, 2021

By: /s/ Anthony Folger
    Anthony Folger
    Chief Financial Officer